Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-249238) of our report dated March 29, 2022, related to the consolidated financial statements of SilverSun Technologies, Inc. and Subsidiaries (the “Company”) as of December 31, 2021 and 2020, and for the years then ended included in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Friedman LLP

March 29, 2022

Marlton, New Jersey